                                                                   EXHIBIT 3.2.4

                       The Commonwealth of Massachusetts
                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
            One Ashburton Place, Boston, Massachusetts  02108-1512

                           ARTICLES OF ORGANIZATION

                         (General Laws, Chapter 156B)

                                   ARTICLE I

                        The name of the corporation is:

                                [            ]

                                  ARTICLE II

     The purpose of the corporation is to engage in the following business activities:

A. To acquire, develop, construct, own, sell, operate, manage, supervise or otherwise deal with health care related real properties including but not limited to nursing homes, extended care facilities, assisted living facilities, retirement centers, psychiatric, substance abuse and other specialty hospitals and medical office buildings or facilities; to acquire, own, manage, sell and otherwise deal with one or more entities which acquire, develop, construct, own, sell, operate, manage, supervise and otherwise deal with health care related real properties; to be a general or limited partner in any business enterprise which the corporation would have the power to conduct by itself; to originate, process, service, co-insure and otherwise deal with mortgage loans; to acquire, own, manage, sell or otherwise deal with one or more entities which originate, process, service, co-insure or otherwise deal with mortgage loans; to acquire, develop, construct, improve, hold, sell, exchange or otherwise deal in real estate situated in any location in the United States and in any real property appurtenant thereto.

B. To engage in and carry on any business permitted to corporations under Massachusetts General Laws, Chapter 156B, now in effect or as hereafter amended, or any successor provision of such Chapter 156B.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

                                  ARTICLE III

The types and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:

--------------------------------------------------------------------------------------------
         WITHOUT PAR VALUE                                   WITH PAR VALUE
--------------------------------------------------------------------------------------------
    TYPE      NUMBER OF SHARES       TYPE        NUMBER OF SHARES      PAR VALUE
--------------------------------------------------------------------------------------------
Common:           200,000           Common:
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Preferred:                          Preferred:
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

                                  ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class:

None

                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None

                                  ARTICLE VI

/*/Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporate, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Page 6A attached hereto and made a part hereof.


____________________________

/*/  If there are no provisions state "None".


Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

  Meetings of stockholders may be held anywhere in the United States as shall be determined from time to time by the president or the directors and stated in the notice of the meeting.

  The Bylaws may provide that the directors may make, amend or repeal the Bylaws, in whole or in part, except with respect to any provision thereof which by law, by the Articles of Organization or by the Bylaws requires action by the stockholders.

  The corporation may enter into contracts and otherwise transact business as vendor, purchaser or otherwise with its directors, officers and stockholders and with corporations, joint stock companies, trusts, firms and associations in which they are or may be or become interested as directors, officers, shareholders, members, trustees, beneficiaries or otherwise as freely as though such adverse interest did not exist even though the vote, action or presence of such director, officer or stockholder may be necessary to obligate the corporation upon such contract or transaction; and no such contract or transaction shall be avoided and no such director, officer or stockholder shall be held liable to account to the corporation or to any creditor or stockholder of the corporation for any profit or benefit realized by him through any such contract or transaction by reason of such adverse interest nor by reason of any fiduciary relationship of such director, officer or stockholder to the corporation arising out of such office or stock ownership; provided (in the case of directors and officers but not in the case of any stockholder who is not a director or officer of the corporation) the nature of the interest of such director or officer, though not necessarily the details or extent thereof, be known by or disclosed to the directors. Ownership of or beneficial interest in a minority of the stock or securities of another corporation, joint stock company, trust, firm or association shall not be deemed to constitute an interest adverse to this corporation in such other corporation, joint stock company, trust, firm or association and need not be disclosed. A general notice that a director or officer of the corporation is interested in any corporation, joint stock company, trust, firm or association shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with that corporation, joint stock company, trust, firm or association. In any event the authorization or ratifying vote of a majority of the capital stock of the corporation outstanding and entitled to vote passed at a meeting duly called and held for the purpose shall validate any such contract or transaction as against all stockholders of the corporation, whether of record or not at the time of such vote, and as against all creditors and other claimants, under the corporation, and no contract or transaction shall be avoided by reason of any provision of this paragraph which would be valid but for these provisions.

  The corporation shall, to the extent legally permissible, indemnify each of its directors and officers and persons who serve at its request as directors or officers of another organization in which it directly or indirectly owns shares or of which it is a creditor, against all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his acts or omissions as such director of officer, unless in any proceeding, he shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation; provided, however, that such
                                      --------

                                      6A
indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, (a) by a vote of the directors in which no interested director participates; or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director or officer. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification.

  The right of indemnification hereby provided shall not be exclusive of or affect other rights to which any director or officer may be entitled. As used in this paragraph, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceeding in question or another proceeding on the same or similar grounds is then pending.

  Indemnification of employees and other agents of the corporation (including persons who serve at its request as employees or other agents of another organization in which it owns shares or of which it is a creditor) may be provided by the corporation to whatever extent shall be authorized by the directors before or after the occurrence of any event as to or in consequence of which indemnification may be sought. An indemnification to which a person is entitled under these provisions may be provided although the persons to be indemnified is no longer a director, officer, employee or agent of the corporation or of such other organization.

  The directors may determine, in whole or in part, the preferences, voting powers, qualifications, and/or special or relative rights or privileges of: (1) any class of stock before the issuance of any shares of that class; or (2) one or more series within a class before the issuance of any shares of that series, provided; however, that each series of a class shall have a distinguishing designation.

                                      6B

                                  ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later EFFECTIVE DATE is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is not a permanent part of the Articles of Organization and may be changed only by filing the appropriate form provided therefor.
                                  ARTICLE VIII

a. The street address of the principal office of the corporation in Massachusetts is (post office boxes are not acceptable):

     c/o The Berkshire Group, 470 Atlantic Avenue, Boston, Massachusetts  02210;
     Attention:  Legal Department

b. The name, residence and post office address (if different) of the directors and officers of the corporation are:

                    NAME                     RESIDENCE                  POST OFFICE ADDRESS
President:   Stephan L. Guillard      11 Powder House Road         Dover, Massachusetts  02030

Treasurer:   William H. Stephan       408 Governor's Drive         Winthrop, Massachusetts  02152

Clerk:       David Moskowitz          8 Grasmere Road              Needham, Massachusetts  02194

Directors:   Stephan L. Guillard      11 Powder House Road         Dover, Massachusetts  02030
             Frank Apeseche           5 Travis Road                Natick, Massachusetts  01760

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent of the corporation, if any, is: David Moskowitz, The Berkshire Group, 470 Atlantic Avenue, Boston, Massachusetts 02210

                                  ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 16th day of August, in the year 1995.

/s/ Scott D. Spelfogel
--------------------------------------------------------------------------------
Scott D. Spelfogel, Sole Incorporator
470 Atlantic Avenue, Boston, Massachusetts  02210
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

                       THE COMMONWEALTH OF MASSACHUSETTS

                           ARTICLES OF ORGANIZATION

                         (General Laws, Chapter 156B)

                   ===========================================
                   I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 16th day of August, 1995.

                   Effective Date:____________________________



                            WILLIAM FRANCIS GALVIN

                         Secretary of the Commonwealth

                   FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than one dollar, or no par stock, shall be deemed to have a par value of one dollar per share.

                        TO BE FILLED IN BY CORPORATION

                     Photocopy of document to be sent to:

                               Erin L. Abernathy
                              The Berkshire Group
                              470 Atlantic Avenue
                          Boston, Massachusetts  02210

                           Telephone:  (617) 423-2233

                           SCHEDULE TO EXHIBIT 3.2.4
                           -------------------------


The following entities have the Form of Articles of Organization included as
Exhibit 3.2.4, with any changes from the form noted:

1. New Jersey Harborside Corporation

2. Harborside Toledo Corporation
      Changes from Form:
      Officers and Director are as follows:
          President:     S. Guillard
          Treasurer:     W. Stephan
          Clerk:         D. Moskowitz
          Director:      L. Gerber

3. Maryland Harborside Corporation
     Changes from Form:
     Officer and Directors are as follows:
          President:     S. Guillard
          Treasurer:     C. Thayer
          Clerk:         D. Moskowitz
          Directors:     S. Guillard, S. Puleo

          Certificate of Correction was also filed (regarding spelling of Harborside)